Exhibit 99.1

FOR IMMEDIATE RELEASE

STARZ REPORTS SECOND QUARTER 2014
FINANCIAL RESULTS

Englewood, Colo. - July 31, 2014 - Starz (NASDAQ: STRZA, STRZB) today reported second quarter 2014 results. Highlights include (1):

•	Starz Networks reported revenue of $328.2 million, up 2% and Adjusted OIBDA(2) of $121.8 million, up 25%, excluding one-time recognition of $18.6 million of deferred revenue in Q2 2013

•	Reported consolidated revenue of $410.1 million, Adjusted OIBDA(2) of $117.4 million, operating income of $104.8 million and diluted earnings per share of $0.62

•	Increased STARZ subscriptions by 200K since June 30, 2013

◦	Since March 30, 2014, increased STARZ subscriptions by 100K

•	Repurchased $92.7 million or 3.1 million shares from May 1, 2014 to July 31, 2014; since trading began on January 14, 2013, Starz has repurchased 14.2% of its outstanding shares

•	Received a network record 11 Emmy® Award nominations

•	“Da Vinci’s Demons” completed successful second season; renewed for a third season

•	“Power” from Curtis “50 Cent” Jackson performing well serving targeted audience; renewed for second season

•	Highly-anticipated series debut of “Outlander” on August 9

“Our business performed well in the second quarter as we executed on our long-term strategy to build the Starz brand and create compelling original programming,” commented Starz CEO, Chris Albrecht. “We are pleased with the STARZ original programming schedule, which is gaining meaningful traction with audiences and our distributors. ‘Da Vinci’s Demons,’ which concluded its second season, has been renewed for a third season. ‘Power’ was also renewed and is performing well across all distribution platforms, with continued momentum and significant audience growth, while we are particularly excited about the eagerly-anticipated series premiere of ‘Outlander’ on August 9.”

Starz Networks
Revenue in Q2 2014 increased 2% to $328.2 million and Adjusted OIBDA (2) increased 25% to $121.8 million, excluding the one-time recognition of $18.6 million of deferred revenue in Q2 2013. Revenue increased as a result of rate increases from various distributors. Adjusted OIBDA increased due to the increase in revenue and lower programming and advertising costs as a result of premiering one original series during Q2 2014, as compared to two during Q2 2013. Operating income increased 29% to $111.2 million, excluding the one-time recognition of $18.6 million of deferred revenue in Q2 2013. Cash paid for investment in films and television programs increased $38.3 million to $60.1 million due to a greater number of original series in production.

Starz Distribution
Revenue decreased $96.9 million to $75.1 million and Adjusted OIBDA (2) decreased $18.4 million to a loss of $3.8 million primarily as a result of fewer significant new release titles from The Weinstein Company (“Weinstein”). Operating income decreased $18.7 million to a loss of $5.2 million. Cash paid for investment in films and television programs increased $14.7 million to $40.9 million due to timing of payments for certain previously released Weinstein titles.

Share Repurchases
From May 1, 2014 through July 31, 2014, 3.1 million shares of Series A common stock (NASDAQ: STRZA) were purchased at an average cost per share of $29.74 for total cash consideration of $92.7 million. Since trading began on January 14, 2013, Starz has repurchased 17.3 million shares at an average cost per share of $26.58 for aggregate cash consideration of $459.1 million. These repurchases represent 14.2% of the shares outstanding as of January 14, 2013. Starz currently has $340.9 million remaining under its share repurchase authorization. Under the share repurchase program, Starz may acquire its common stock, from time to time through open market transactions and privately negotiated transactions.

FOOTNOTES

(1)
Starz CEO, Christopher Albrecht, will discuss these highlights and other matters during the Starz earnings conference call which will begin at 1:00 p.m. (ET) on July 31, 2014. For information regarding how to access the call, please see “Important Notice” later in this document.

(2)	For a definition of Adjusted OIBDA and applicable reconciliations see Non-GAAP Financial Measures and Schedule 1 below.

NOTES

•	Unless otherwise noted, the foregoing discussion compares financial information for the three months ended June 30, 2014 to the same period in 2013.

SUPPLEMENTAL INFORMATION
As a supplement to Starz’s condensed consolidated statements of operations, included in its Form 10-Q, the following is a presentation of quarterly financial information and operating metrics for the periods indicated.

Please see the definition of Adjusted OIBDA below and a discussion of why management believes the presentation of Adjusted OIBDA provides useful information for investors. Schedule 1 to this press release provides a reconciliation of Adjusted OIBDA to operating income for the same periods, as determined under GAAP.

QUARTERLY SUMMARY

(amounts in millions, except per share data)	2Q13	3Q13	4Q13	1Q14	2Q14
Starz Networks	$340.0	$319.9	$322.0	$324.0	$328.2
Starz Distribution (1)	172.0	117.6	83.8	87.3	75.1
Starz Animation	6.6	8.7	9.7	8.9	7.2
Eliminations	(1.1)	(0.1)	(0.8)	(0.2)	(0.4)
Revenue	$517.5	$446.1	$414.7	$420.0	$410.1

Starz Networks	$116.4	$106.5	$118.8	$114.0	$121.8
Starz Distribution	14.6	7.4	(0.5)	12.7	(3.8)
Starz Animation	(0.7)	(0.5)	(0.7)	(0.6)	(0.8)
Eliminations	(0.7)	0.3	(0.4)	0.1	0.2
Adjusted OIBDA	$129.6	$113.7	$117.2	$126.2	$117.4

Operating income	$116.2	$100.8	$103.4	$113.5	$104.8
Net income	$66.0	$53.1	$72.5	$66.8	$69.0
Earnings per share (diluted)	$0.52	$0.43	$0.62	$0.56	$0.62

Starz Networks	$21.8	$43.2	$31.0	$55.5	$60.1
Starz Distribution	26.2	64.6	62.0	24.0	40.9
Total IFT (2)	$48.0	$107.8	$93.0	$79.5	$101.0

Subscription units - STARZ	21.8	22.0	22.2	21.9	22.0
Subscription units - ENCORE	35.1	35.0	34.9	34.4	33.9
Total subscription units	56.9	57.0	57.1	56.3	55.9

(1) Includes the following home video net sales	$126.4	65.7	54.7	56.7	$38.1

(2) Cash paid for investment in films and television programs

CASH AND DEBT
The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	6/30/2013	9/30/2013	12/31/2013	3/31/2014	6/30/2014
Cash	$30.9	$30.6	$25.7	$17.9	$12.9

Debt:
Revolving credit facility	$257.0	$309.5	$306.5	$326.5	$365.0
5% senior notes	678.3	678.1	678.0	677.9	677.8
Transponder capital lease	32.8	31.7	30.6	29.6	28.5
Building capital lease	44.5	44.5	44.3	44.1	44.0
Total debt	$1,012.6	$1,063.8	$1,059.4	$1,078.1	$1,115.3

NON-GAAP FINANCIAL MEASURES

This press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, together with a reconciliation to operating income, as determined under GAAP. We define Adjusted OIBDA as revenue less programming costs, production and acquisition costs, home video cost of sales, operating expenses, and selling, general and administrative expenses. Our chief operating decision maker uses this measure of performance in conjunction with other measures to evaluate our operating segments’ performance and make decisions about allocating resources among our operating segments. We believe that Adjusted OIBDA is an important indicator of the operational strength and performance of our operating segments, including each operating segment’s ability to assist in servicing our debt and to fund investments in films and television programs. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between operating segments and identify strategies to improve performance. This measure of performance excludes stock compensation and depreciation and amortization that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, income before income taxes, net income, net cash provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Please see Schedule 1 below for the applicable reconciliation.

SCHEDULE 1

The following table provides a reconciliation of Adjusted OIBDA for Starz Consolidated, Starz Networks and Starz Distribution to operating income calculated in accordance with GAAP for the three months ended June 30, 2013, September 30, 2013, December 31, 2013, March 31, 2014 and June 30, 2014, respectively.

Starz Consolidated
(amounts in millions)	2Q13	3Q13	4Q13	1Q14	2Q14
Adjusted OIBDA	$129.6	$113.7	$117.2	$126.2	$117.4
Stock compensation	(9.0)	(8.8)	(9.3)	(7.8)	(7.5)
Depreciation and amortization	(4.4)	(4.1)	(4.5)	(4.9)	(5.1)
Operating income	$116.2	$100.8	$103.4	$113.5	$104.8

Starz Networks
(amounts in millions)	2Q13	3Q13	4Q13	1Q14	2Q14
Adjusted OIBDA	$116.4	$106.5	$118.8	$114.0	$121.8
Stock compensation	(8.3)	(8.3)	(8.6)	(6.8)	(6.8)
Depreciation and amortization	(3.2)	(3.0)	(3.4)	(3.9)	(3.8)
Operating income	$104.9	$95.2	$106.8	$103.3	$111.2

Starz Distribution
(amounts in millions)	2Q13	3Q13	4Q13	1Q14	2Q14
Adjusted OIBDA	$14.6	$7.4	$(0.5)	$12.7	$(3.8)
Stock compensation	(0.4)	(0.5)	(0.5)	(0.5)	(0.5)
Depreciation and amortization	(0.7)	(0.7)	(0.7)	(0.6)	(0.9)
Operating income	$13.5	$6.2	$(1.7)	$11.6	$(5.2)

Starz
Consolidated Balance Sheets
(Amounts in millions, except share and per share amounts)
(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$12.9	$25.7
Restricted cash	18.2	30.1
Trade accounts receivable, net of allowances of $27.6 and $32.8	242.0	247.1
Program rights, net	331.6	271.8
Deferred income taxes	0.5	0.5
Other current assets	42.5	63.8
Total current assets	647.7	639.0
Program rights	341.1	333.2
Investment in films and television programs, net	198.9	194.6
Property and equipment, net of accumulated depreciation of $115.0 and $106.4	90.3	95.7
Deferred income taxes	25.0	18.5
Goodwill	131.8	131.8
Other assets, net	49.8	37.2
Total assets	$1,484.6	$1,450.0

Liabilities and Equity
Current liabilities:
Current portion of debt	$5.1	$4.9
Trade accounts payable	5.8	7.3
Accrued liabilities	277.8	297.8
Deferred revenue	4.9	16.6
Total current liabilities	293.6	326.6
Debt	1,110.2	1,054.5
Other liabilities	10.3	14.2
Total liabilities	1,414.1	1,395.3
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 2,000,000,000 shares; issued and outstanding 97,208,445 and 101,130,964 shares at June 30, 2014 and December 31, 2013, respectively	1.0	1.0
Series B common stock, $.01 par value. Authorized 75,000,000 shares; issued and outstanding 9,872,737 and 9,875,737 shares at June 30, 2014 and December 31, 2013, respectively	0.1	0.1
Additional paid-in capital	190.7	310.6
Accumulated other comprehensive loss, net of taxes	(4.4)	(4.3)
Accumulated deficit	(110.5)	(245.5)
Total stockholders' equity	76.9	61.9
Noncontrolling interests in subsidiaries	(6.4)	(7.2)
Total equity	70.5	54.7
Commitments and contingencies
Total liabilities and equity	$1,484.6	$1,450.0

Starz
Consolidated Statements of Operations
(Amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Programming networks and other services	$372.0	$391.1	$735.3	$740.6
Home video net sales	38.1	126.4	94.8	176.2
Total revenue	410.1	517.5	830.1	916.8

Costs and expenses:
Programming (including amortization)	158.4	165.3	314.6	311.3
Production and acquisition (including amortization)	49.9	113.3	90.8	153.1
Home video cost of sales	9.7	15.1	22.7	30.2
Operating	12.6	12.4	26.6	25.1
Selling, general and administrative	62.1	81.8	131.8	151.0
Stock compensation	7.5	9.0	15.3	16.3
Depreciation and amortization	5.1	4.4	10.0	8.8
Total costs and expenses	305.3	401.3	611.8	695.8

Operating income	104.8	116.2	218.3	221.0

Other income (expense):
Interest expense, net of amounts capitalized	(11.8)	(11.4)	(23.3)	(21.6)
Other income (expense), net	11.0	(0.5)	11.5	(2.0)
Income before income taxes	104.0	104.3	206.5	197.4

Income tax expense	(35.0)	(38.3)	(70.7)	(73.2)

Net income	69.0	66.0	135.8	124.2

Net loss (income) attributable to noncontrolling interests	1.1	(2.1)	(0.8)	(2.4)

Net income attributable to stockholders	$70.1	$63.9	$135.0	$121.8

Basic net income per common share	$0.66	$0.54	$1.25	$1.02
Diluted net income per common share	$0.62	$0.52	$1.18	$0.98
Weighted average number of common shares outstanding:
Basic	107.0	118.4	107.6	119.1
Diluted	113.5	123.4	114.2	123.7

Starz
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Six Months Ended June 30,
	2014	2013
Operating activities:
Net income	$135.8	$124.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10.0	8.8
Amortization of program rights	293.6	288.4
Program rights payments	(237.8)	(227.5)
Amortization of investment in films and television programs	75.6	128.3
Investment in films and television programs	(180.5)	(101.6)
Stock compensation	15.3	16.3
Payments of long term incentive plan	—	(3.2)
Deferred income taxes	(6.5)	12.6
Other non-operating and non-cash items	(12.4)	6.5
Changes in assets and liabilities:
Current and other assets	25.6	(65.6)
Due to affiliate	—	(39.5)
Payables and other liabilities	(58.7)	(6.6)
Net cash provided by operating activities	60.0	141.1

Investing activities:
Purchases of property and equipment	(3.2)	(3.1)
Cash received from equity investee	10.7	—
Net cash provided by (used in) investing activities	7.5	(3.1)

Financing activities:
Borrowings of debt	208.5	988.5
Payments of debt	(152.4)	(560.3)
Debt issuance costs	—	(2.3)
Exercise of stock options	2.6	—
Minimum withholding of taxes related to stock compensation	(8.6)	(1.6)
Excess tax benefit from stock compensation	6.2	0.8
Repurchases of common stock	(136.6)	(81.8)
Distributions to Old LMC	—	(1,200.0)
Net cash used in financing activities	(80.3)	(856.7)

Effect of exchange rate changes on cash and cash equivalents	—	(0.2)

Net decrease in cash and cash equivalents	(12.8)	(718.9)
Cash and cash equivalents:
Beginning of period	25.7	749.8
End of period	$12.9	$30.9

IMPORTANT NOTICE

•
Starz (NASDAQ: STRZA, STRZB) CEO, Chris Albrecht will discuss Starz’s financial performance, and may discuss future opportunities in a conference call which will begin at 1:00 p.m. (ET) on July 31, 2014. The call can be accessed by dialing (877) 627-6585 or (719) 325-4799 with the passcode 7696000 at least 10 minutes prior to the start time. Replays of the conference call can be accessed through 4:00 p.m. (ET) on August 7, 2014, by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 7696000#. The call will also be broadcast live via the Internet and archived on our website. To access the webcast go to http://ir.starz.com/events.cfm. Links to this press release will also be available on the Starz website.

•
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, new service and product launches including original content programming, new distribution platforms for our programming, the continuation of our stock repurchase plans, international expansion opportunities and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, market acceptance of new products or services, the timely launch of our original programming, the cooperation of our distributors in marketing our services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Starz, changes in law and market conditions conducive to stock repurchases and the ability to enter into transactions for international expansion. These forward-looking statements speak only as of the date of this press release, and Starz expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Starz’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Starz, including the most recent Forms 10-K and 10-Q, for additional information about Starz and about the risks and uncertainties related to Starz’s business which may affect the statements made in this press release.

About Starz
Starz (NASDAQ: STRZA, STRZB) is a leading integrated global media and entertainment company with operating units that provide premium subscription video programming on domestic U.S. pay television channels (Starz Networks), global content distribution (Starz Distribution) and animated television and movie production (Starz Animation), www.starz.com.

Starz Networks is a leading provider of premium subscription video programming through the flagship STARZ® and ENCORE® pay TV networks which showcase premium original programming and movies to U.S. multichannel video distributors, including cable operators, satellite television providers, and telecommunications companies. As of June 30, 2014, STARZ and ENCORE serve a combined 55.9 million subscribers, including 22.0 million at STARZ, and 33.9 million at ENCORE, making them the largest pair of premium flagship channels in the U.S. STARZ® and ENCORE®, along with Starz Networks’ third network MOVIEPLEX®, air more than 1,000 movies monthly across 17 linear networks, complemented by On Demand and authenticated online offerings through STARZ PLAY, ENCORE PLAY, and MOVIEPLEX PLAY. Starz Distribution develops, produces and acquires entertainment content, distributing it to consumers globally on DVD, digital formats and traditional television. Starz Distribution’s home video, digital media and worldwide distribution business units distribute original programming content produced by Starz, as well as entertainment content for itself and third parties. Starz Animation produces animated TV and movie content for studios, networks, distributors and audiences worldwide.

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Contacts:

Courtnee Ulrich	Theano Apostolou
Investor Relations	Corporate Communications
(720) 875-5420	(424) 204-4052
courtnee.ulrich@starz.com	theano@starz.com